                                                                     EXHIBIT 4.7

================================================================================

                 ______________________________________________
                        CROWN CASTLE INTERNATIONAL CORP.

                                   As Issuer
                 ______________________________________________



                             SERIES A AND SERIES B


            12 3/4% SENIOR SUBORDINATED EXCHANGE DEBENTURES DUE 2010

                         ______________________________

                               EXCHANGE INDENTURE

                         Dated as of December 21, 1998

                         ______________________________


                         ______________________________

                   United States Trust Company of Texas, N.A.

                                   As Trustee
                         ______________________________



================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                   Indenture Section

310  (a)(1)......................................................7.10
     (a)(2) .....................................................7.10
     (a)(3)......................................................N.A.
     (a)(4)......................................................N.A.
     (a)(5)......................................................7.10
     (b).........................................................7.10
     (c).........................................................N.A.
311  (a).........................................................7.11
     (b).........................................................7.11
     (c).........................................................N.A.
312  (a).........................................................2.05
     (b).........................................................11.03
     (c).........................................................11.03
313  (a).........................................................7.06
     (b)(1)......................................................11.03
     (b)(2)......................................................7.07
     (c).........................................................7.06; 11.02
     (d).........................................................7.06
314  (a).........................................................4.03; 11.02
     (b).........................................................11.02
     (c)(1)......................................................11.04
     (c)(2)......................................................11.04
     (c)(3)......................................................N.A.
     (d).........................................................N.A.
     (e).........................................................11.05
     (f).........................................................NA
315  (a).........................................................7.01
     (b).........................................................7.05, 11.02
     (c).........................................................7.01
     (d).........................................................7.01
     (e).........................................................6.11
316  (a)(last sentence)..........................................2.09
     (a)(1)(A)...................................................6.05
     (a)(1)(B)...................................................6.04
     (a)(2)......................................................N.A.
     (b).........................................................6.07
     (c).........................................................2.12
317  (a)(1)......................................................6.08
     (a)(2)......................................................6.09
     (b).........................................................2.04
318  (a).........................................................11.01
     (b).........................................................N.A.
     (c).........................................................11.01
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                                  TABLE OF CONTENTS
                                                                                                                Page


ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

   Section 1.01. Definitions......................................................................................1

   Section 1.02. Other Definitions...............................................................................21

   Section 1.03. Incorporation by Reference of Trust Indenture Act...............................................22

   Section 1.04. Rules of Construction...........................................................................22

   Section 1.05. Effectiveness of Indenture......................................................................23


ARTICLE 2. THE DEBENTURES........................................................................................23

   Section 2.01. Form and Dating.................................................................................23

   Section 2.02. Execution and Authentication....................................................................24

   Section 2.03. Registrar and Paying Agent......................................................................25

   Section 2.04. Paying Agent to Hold Money in Trust.............................................................25

   Section 2.05. Holder Lists....................................................................................25

   Section 2.06. Transfer and Exchange...........................................................................26

   Section 2.07. Replacement Debentures..........................................................................37

   Section 2.08. Outstanding Debentures..........................................................................37

   Section 2.09. Treasury Debentures.............................................................................38

   Section 2.10. Temporary Debentures............................................................................38

   Section 2.11. Cancellation....................................................................................38

   Section 2.12. Defaulted Interest..............................................................................39


ARTICLE 3. REDEMPTION AND PREPAYMENT.............................................................................39

   Section 3.01. Notices to Trustee..............................................................................39

   Section 3.02. Selection of Debentures to Be Redeemed..........................................................39

   Section 3.03. Notice of Redemption............................................................................40

   Section 3.04. Effect of Notice of Redemption..................................................................40

   Section 3.05. Deposit of Redemption Price.....................................................................40

   Section 3.06. Debentures Redeemed in Part.....................................................................41

   Section 3.07. Optional Redemption.............................................................................41

   Section 3.08. Mandatory Redemption............................................................................42

   Section 3.09. Offer to Purchase by Application of Excess Proceeds.............................................42


ARTICLE 4. COVENANTS.............................................................................................44

   Section 4.01. Payment of Debentures...........................................................................44

   Section 4.02. Maintenance of Office or Agency.................................................................44

   Section 4.03. Reports.........................................................................................44

   Section 4.04. Compliance Certificate..........................................................................45

   Section 4.05. Taxes...........................................................................................46

   Section 4.06. Stay, Extension and Usury Laws..................................................................46

   Section 4.07. Restricted Payments.............................................................................46

   Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries..................................49

   Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock......................................51

   Section 4.10. Asset Sales.....................................................................................53

   Section 4.11. Transactions with Affiliates....................................................................55

   Section 4.12. [Reserved]......................................................................................56

   Section 4.13. Business activities.............................................................................56

   Section 4.14. Corporate Existence.............................................................................56

   Section 4.15. Offer to Repurchase Upon Change of Control......................................................56

   Section 4.16. [Reserved]......................................................................................57

   Section 4.17. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries...................57

   Section 4.18. Senior Subordinated Debt........................................................................58


ARTICLE 5. SUCCESSORS............................................................................................58

   Section 5.01. Merger, Consolidation or Sale of Assets.........................................................58

   Section 5.02. Successor Corporation Substituted...............................................................59


ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................59

   Section 6.01. Events of Default...............................................................................59

   Section 6.02. Acceleration....................................................................................60

   Section 6.03. Other Remedies..................................................................................61

   Section 6.04. Waiver of Past Defaults.........................................................................61

   Section 6.05. Control by Majority.............................................................................61

   Section 6.06. Limitation on Suits.............................................................................61

   Section 6.07. Rights of Holders of Debentures to Receive Payment..............................................62

   Section 6.08. Collection Suit by Trustee......................................................................62

   Section 6.09. Trustee May File Proofs of Claim................................................................62

   Section 6.10. Priorities......................................................................................63

   Section 6.11. Undertaking for Costs...........................................................................63


ARTICLE 7. TRUSTEE...............................................................................................63

   Section 7.01. Duties of Trustee...............................................................................63

   Section 7.02. Rights of Trustee...............................................................................64

   Section 7.03. Individual Rights of Trustee....................................................................65

   Section 7.04. Trustee's Disclaimer............................................................................65

   Section 7.05. Notice of Defaults..............................................................................65

   Section 7.06. Reports by Trustee to Holders of the Debentures.................................................65

   Section 7.07. Compensation and Indemnity......................................................................66

   Section 7.08. Replacement of Trustee..........................................................................67

   Section 7.09. Successor Trustee by Merger, etc................................................................67

   Section 7.10. Eligibility; Disqualification...................................................................68

   Section 7.11. Preferential Collection of Claims Against Company...............................................68

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................................68

   Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance........................................68

   Section 8.02. Legal Defeasance and Discharge..................................................................68

   Section 8.03. Covenant Defeasance.............................................................................69

   Section 8.04. Conditions to Legal or Covenant Defeasance......................................................69

   Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions...70

   Section 8.06. Repayment to Company............................................................................71

   Section 8.07. Reinstatement...................................................................................71


ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER......................................................................71

   Section 9.01. Without Consent of Holders of Debentures........................................................71

   Section 9.02. With Consent of Holders of Debentures...........................................................72

   Section 9.03. Compliance with Trust Indenture Act.............................................................74

   Section 9.04. Revocation and Effect of Consents...............................................................74

   Section 9.05. Notation on or Exchange of Debentures...........................................................74

   Section 9.06. Trustee to Sign Amendments, etc.................................................................74


ARTICLE 10 SUBORDINATION.........................................................................................74

   Section 10.01. Agreement to Subordinate.......................................................................74

   Section 10.02. Liquidation; Dissolution; Bankruptcy...........................................................75

   Section 10.03. Default on Designated Senior Debt..............................................................75

   Section 10.04. Acceleration of Debentures.....................................................................76

   Section 10.05. When Distribution Must Be Paid Over............................................................76

   Section 10.06. Notice by Company..............................................................................77

   Section 10.07. Subrogation....................................................................................77

   Section 10.08. Relative Rights................................................................................77

   Section 10.09. Subordination May Not Be Impaired by Company...................................................77

   Section 10.10. Distribution or Notice to Representative.......................................................77

   Section 10.11. Rights of Trustee and Paying Agent.............................................................78

   Section 10.12. Authorization to Effect Subordination..........................................................78

   Section 10.13. Amendments.....................................................................................78


ARTICLE 11. MISCELLANEOUS........................................................................................78

   Section 11.01. Trust Indenture Act Controls...................................................................78

   Section 11.02. Notices........................................................................................78

   Section 11.03. Communication by Holders of Debentures with Other Holders of Debentures........................80

   Section 11.04. Certificate and Opinion as to Conditions Precedent.............................................80

   Section 11.05. Statements Required in Certificate or Opinion..................................................80

   Section 11.06. Rules by Trustee and Agents....................................................................80

   Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.......................81

   Section 11.08. Governing Law..................................................................................81

   Section 11.09. No Adverse Interpretation of Other Agreements..................................................81

   Section 11.10. Successors.....................................................................................81

   Section 11.11. Severability...................................................................................81

   Section 11.12. Counterpart Originals..........................................................................81

   Section 11.13. Table of Contents, Headings, etc...............................................................81



                                    EXHIBITS

Exhibit A1        FORM OF DEBENTURE
Exhibit A2        FORM OF REGULATION S GLOBAL DEBENTURE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE

     INDENTURE dated as of December 21, 1998 between Crown Castle International Corp., a Delaware corporation (the "Company"), and United States Trust Company, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 3/4% Series A Senior Subordinated Exchange Debentures due 2010 (the "Series A Debentures") and the 12 3/4% Series B Senior Subordinated Exchange Debentures due 2010 (the "Series B Debentures" and, together with the Series A Debentures, the "Senior Subordinated Exchange Debentures"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

     "144A Global Debenture" means a global debenture substantially in the form
      ---------------------
of Exhibit A1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Debentures sold in reliance on Rule 144A.

     "Acquired Debt" means, with respect to any specified Person:
      -------------

          (1) Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Adjusted Consolidated Cash Flow" has the meaning given to such term in the
      -------------------------------
definition of "Debt to Adjusted Consolidated Cash Flow Ratio".

     "Affiliate" of any specified Person means any other Person directly or
      ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.
      -----

     "Applicable Procedures" means, with respect to any transfer or exchange of
      ---------------------
or for beneficial interests in any Global Certificate, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "Asset Sale" means:
      ----------

          (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Section 8.1 and/or Section 9.4 hereof and not by Section 8.2 hereof; and

          (2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million.

Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

          (1) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (2) an issuance of Equity Interests by a Subsidiary to the Company or to another Restricted Subsidiary;

          (3) a Restricted Payment that is permitted by Section 9.1 hereof;

          (4) grants of leases or licenses in the ordinary course of business;
     and

          (5)  disposals of Cash Equivalents.

     "BAM" means Cellco Partnership, a Delaware general partnership doing
      ---
business as Bell Atlantic Mobile.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state
      --------------
law for the relief of debtors.

     "Berkshire Group" means Berkshire Fund III, A Limited Partnership,
      ---------------
Berkshire Fund IV, Limited Partnership, Berkshire Investors LLC and Berkshire Partners LLC.

     "Board of Directors" means the Board of Directors of the Company, or any
      ------------------
authorized committee of the Board of Directors.

     "Broker-Dealer" means any broker or dealer registered under the Exchange
      -------------
Act.

     "Business Day" means any day other than a Legal Holiday.
      ------------

     "Capital Lease Obligation" means, at the time any determination thereof is
      ------------------------
to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:
      -------------

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:
      ----------------

          (1)  United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1)-(5) of this definition.

     "CCAIC" means CCA Investment Corp., which is an indirect wholly owned
      -----
Subsidiary of the Company and was formed to hold the Company's Equity Interests in Crown Atlantic Holding Company LLC.

     "Cedel" means Cedel Bank, S.A.
      -----

     "Centennial Group" means Centennial Fund IV, L.P., Centennial Fund V, L.P.
      ----------------
and Centennial Entrepreneurs Fund V, L.P.

     "Certificate of Designations" means the Certificate of Designations,
      ---------------------------
Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and

Restrictions Thereof with respect to the Senior Exchangeable Preferred Stock, as the same may be amended from time to time.

     "Change of Control" means the occurrence of any of the following:
      -----------------

          (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); provided that transfers of Equity Interests in the Company between or among the beneficial owners of the Company's Equity Interests and/or Equity Interests in CTSH, in each case as of November 20, 1997, shall not be deemed to cause a Change of Control under this clause (3) so long as no single Person together with its Affiliates acquires a beneficial interest in more of the Voting Stock of the Company than is at the time collectively beneficially owned by the Principals and their Related Parties;

          (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) or
     (y) the Principals and their Related Parties own a majority of such outstanding shares after such transaction.

     "Company" means Crown Castle International Corp. and any and all successors
      -------
thereto.

     "Consolidated Cash Flow" means, with respect to any Person for any period,
      ----------------------
the Consolidated Net Income of such Person for such period plus:

          (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus

          (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

          (3) depreciation, amortization (including amortization of goodwill and other intangibles and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus

          (4) non-cash items increasing such Consolidated Net Income for such period (excluding any items that were accrued in the ordinary course of business), in each case on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Indebtedness" means, with respect to any Person as of any
      -------------------------
date of determination, the sum, without duplication, of:

          (1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus

          (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus

          (3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period,
      -----------------------
the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

          (1) the Net Income (but not loss) of any Person other than the Company that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (3) the cumulative effect of a change in accounting principles shall be excluded; and

          (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded whether or not distributed to the Company or one of its Restricted Subsidiaries.

     "Consolidated Tangible Assets" means, with respect to the Company, the
      ----------------------------
total consolidated assets of the Company and its Restricted Subsidiaries, less the total intangible assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of the Company and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member
      --------------------
of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the Issue Date;

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

          (3) is a designee of a Principal or was nominated by a Principal.

     "Corporate Trust Office of the Trustee" shall be at the address of the
      -------------------------------------
Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Facilities" means one or more debt facilities (including, without
      -----------------
limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Crown Transition Agreements" means collectively (i) the Crown Memorandum
      ---------------------------
of Understanding among the Company, Robert A. Crown and Barbara A. Crown, dated as of July 2, 1998, (ii) the Crown Services Agreement between the Company and Robert A. Crown, dated as of July 2, 1998 and (iii) the Registration Rights Crown Side Letter Agreement, among the Company, Robert A. Crown and Barbara A. Crown, dated as of August 18, 1998.

     "CTI" means Castle Transmission International Limited.
      ---

     "CTI Operating Agreement" means the memorandum of understanding among the
      -----------------------
Company, CTSH, CTI and TdF, dated as of August 21, 1998, relating to the development of certain business opportunities outside of the United States and the provision of certain business support and technical services in connection therewith.

     "CTI Services Agreement" means the amended and restated services agreement
      ----------------------
between CTI and TdF, dated as of August 21, 1998, relating to the provisions of certain services to CTI.

     "CTSH" means Castle Transmission Services (Holdings) Ltd and its
      ----
successors.

     "CTSH Shareholders' Agreement" means the agreement entered into by the
      ----------------------------
Company, CTSH and TdF, dated as of August 21, 1998, to govern the relationship between the Company and TdF as shareholders of CTSH.

     "Custodian" means the Trustee, as custodian with respect to the Debentures
      ---------
in global form, or any successor entity thereto.

     "Debentures" means (i) the 12 3/4% Senior Subordinated Exchange Debentures
      ----------
due 2010 of the Company issued on the Exchange Date, (ii) any and all additional 12 3/4% Senior Subordinated Exchange Debentures due 2010 of the Company issued after the Exchange Date as payment of interest in accordance with the provisions of this Indenture and (iii) any and all New Exchange Debentures.

     "Debt to Adjusted Consolidated Cash Flow Ratio" means, as of any date of
      ---------------------------------------------
determination, the ratio of:

          (1) the Consolidated Indebtedness of the Company as of such date to

          (2) the sum of (a) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, less the Company's Tower Cash Flow for such four-quarter period, plus (b) the product of four times the Company's Tower Cash Flow for the most recent quarterly period (such sum being referred to as "Adjusted Consolidated Cash Flow"),
                                     -------------------------------

in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to Calculation Date, shall be excluded.

     "Default" means any event that is, or with the passage of time or the
      -------
giving of notice or both would be, an Event of Default.

     "Definitive Debenture" means a certificated Debenture registered in the
      --------------------
name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Debenture shall not bear the Global Debenture Legend and shall not have the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto.

     "Depositary" means, with respect to the Debentures issuable or issued in
      ----------
whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Debentures, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Designated Senior Debt" with respect to the Debentures means:
      ----------------------

          (1) any Indebtedness under or in respect of the Senior Credit
     Facility;

          (2) any Indebtedness outstanding under the Senior Discount Notes Indenture; and

          (3) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company in the instrument or agreement relating to the same as "Designated Senior Debt".

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the
      ------------------
terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Exchangeable Preferred Stock or Debentures mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 9.1 hereof.

     "Eligible Indebtedness" means any Indebtedness other than (i) Indebtedness
      ---------------------
in the form of, or represented by, bonds or other securities or any guarantee thereof and (ii) Indebtedness that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

     "Eligible Receivables" means the accounts receivable (net of any reserves
      --------------------
and allowances for doubtful accounts in accordance with GAAP) of the Company and its Restricted Subsidiaries that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent internal consolidated balance sheet of the Company and such Restricted Subsidiaries, all calculated on a consolidated basis in accordance with GAAP.

     "Equity Interests" means Capital Stock and all warrants, options or other
      ----------------
rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels
      ---------
office, as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Exchange Date" means the date on which the Company exchanges all but not
      -------------
less than all of the Senior Exchangeable Preferred Stock for Debentures.

     "Exchange Offer" means exchange and issuance by the Company of New
      --------------
Preferred Stock or New Exchange Debentures, as the case may be, which shall be registered pursuant to a Registration

Statement, in an amount equal to (i) the aggregate Liquidation Preference of all shares of Senior Exchangeable Preferred Stock that are tendered by the Holders thereof or (ii) the aggregate principal amount of all Debentures that are tendered by the Holders thereof, as the case may be, in connection with such exchange and issuance.

     "Exchange Offer Registration Statement" means the Registration Statement
      -------------------------------------
relating to the Exchange Offer, including the related Prospectus.

     "Existing Indebtedness" means Indebtedness of the Company and its
      ---------------------
Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Issue Date, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Global Debentures" means, individually and collectively, each of the
      -----------------
Restricted Global Debentures and the Unrestricted Global Debentures, substantially in the form of Exhibit A1 or A2 hereto issued in accordance with
Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

     "Global Debenture Legend" means the legend set forth in Section
      -----------------------
2.06(g)(ii), which is required to be placed on all Global Debentures issued under this Indenture.

     "Governance Agreement" means the agreement among the Company, TdF and its
      --------------------
affiliates, dated as of August 21, 1998, to provide for certain rights and obligations of the Company, TdF and its affiliates with respect to the management of the Company.

     "Government Securities" means direct obligations of, or obligations
      ---------------------
guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Guarantee" means a guarantee (other than by endorsement of negotiable
      ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of
      -------------------
such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Holder" means a Person in whose name a Debenture is registered.
      ------

     "Indebtedness" means, with respect to any Person, any indebtedness of such
      ------------
Person, whether or not contingent, in respect of:

          (1)  borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)  banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property; or

          (6) representing any Hedging Obligations,

except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to
      ---------
time.

     "Indirect Participant" means a Person who holds a beneficial interest in a
      --------------------
Global Debenture through a Participant.

     "Investments" means, with respect to any Person, all investments by such
      -----------
Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company or a Restricted Subsidiary of the Company issues any of its Equity Interests such that, in each case, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 9.1 hereof.

     "Issue Date" means the closing date for the sale and original issuance of
      ----------
the Senior Exchangeable Preferred Stock.

     "Joint Venture Operating Agreement" means the Crown Atlantic Holding
      ---------------------------------
Company LLC Operating Agreement to be entered into by the Company and BAM, substantially in the form of Exhibit 3.5 to the Formation Agreement, dated as of December 8, 1998, by and among BAM, the Transferring Partnerships (as defined therein), the Company and CCA Investment Corp.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking
      -------------
institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by
      ---------------------
the Company and sent to all Holders of the Debentures for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
      ------------------
Section 5 of the Registration Rights Agreement.

     "Nassau Group" means Nassau Capital Partners II, L.P. and NAS Partners I,
      ------------
L.L.C.

     "Net Income" means, with respect to any Person, the net income (loss) of
      ----------
such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or
      ------------
any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

          (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof;

          (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

          (3) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale;

          (4) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale;

          (5) the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; and

          (6) without duplication, any reserves that the Company's Board of Directors determines in good faith should be made in respect of the sale price of such asset or assets for post closing adjustments; provided that in the case of any reversal of any reserve referred to in clause (5) or (6) above, the amount so reserved shall be deemed to be Net Proceeds from an Asset Sale as of the date of such reversal.

     "New Exchange Debentures" means the Company's 12 3/4% Senior Subordinated
      -----------------------
Exchange Debentures due 2010 issued pursuant to this Indenture (i) in the Exchange Offer or (ii) in connection with a resale of Debentures in reliance on a Shelf Registration Statement.

     "New Preferred Stock" means the Company's 12 3/4% Senior Exchangeable
      -------------------
Preferred Stock due 2010 issued pursuant to this Certificate of Designations (i) in the Exchange Offer or (ii) in connection with a resale of Senior Exchangeable Preferred Stock in reliance on a Shelf Registration Statement.

     "Non-Recourse Debt" means Indebtedness:
      -----------------

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accellerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (except that this clause (3) shall not apply to any Indebtedness incurred by CTSH and its Subsidiaries prior to August 21, 1998).

     "Non-U.S. Person" means a Person who is not a U.S. Person.
      ---------------

     "Obligations" means any principal, interest, penalties, fees,
      -----------
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the
      -------
Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company
      ---------------------
by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably
      ------------------
acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Pari Passu Indebtedness" means, with respect to any Asset Sale Offer, all
      -----------------------
other senior subordinated Indebtedness of the Company containing provisions similar to those set forth in this Indenture.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a
      -----------
Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

     "Participating Broker-Dealer" means a Broker-Dealer that participates in
      ---------------------------
the Exchange Offer in accordance with Section 3(c) of the Registration Rights Agreement.

     "Permitted Business" means any business conducted by the Company, its
      ------------------
Restricted Subsidiaries or CTSH and its Subsidiaries on the Issue Date and any other business related, ancillary or complementary to any such business.

     "Permitted Investments" means:
      ---------------------

          (1)  Liens securing Senior Debt;

          (2) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (3) any Investment in Cash Equivalents;

          (4) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (5) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 8.2 hereof;

          (6) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (7) receivables created in the ordinary course of business;

          (8) loans or advances to employees made in the ordinary course of business not to exceed $1.0 million at any one time outstanding;

          (9) securities and other assets received in settlement of trade debts or other claims arising in the ordinary course of business;

          (10) purchases of additional Equity Interests in CTSH for cash pursuant to the Governance Agreement as the same is in effect on the Issue Date for aggregate cash consideration not to exceed $20.0 million since the Issue Date;

          (11) the Investment of up to an aggregate of $100.0 million of the net proceeds from the sale of the Senior Exchangeable Preferred Stock (i) to be used to consummate the formation of the Crown Atlantic Holding Company LLC joint venture with BAM or (ii) if the Company does not consummate the formation of the Crown Atlantic Holding Company LLC joint venture with BAM, in one or more other Subsidiaries of the Company (which may be Unrestricted Subsidiaries of the Company), each of which derives or expects to derive a majority of its revenues from one or more Permitted Businesses (each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

          (12) Additional Investments with the net proceeds from the sale of the Senior Exchangeable Preferred Stock in an aggregate amount equal to (x) the gross proceeds from the sale of the Senior Exchangeable Preferred Stock, minus (y) the aggregate amount of Investments made or permitted to be made pursuant to clause (11) of this paragraph, minus (z) the aggregate amount of Indebtedness incurred and/or Disqualified Stock issued pursuant to clause (11) of the second paragraph of Section 9.2 hereof (each such Investment being measured as of the date made and without giving effect to subsequent changes in value); and

          (13) other Investments in Permitted Businesses not to exceed an amount equal to $10.0 million plus 10% of the Company's Consolidated Tangible Assets at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value).

     "Permitted Junior Securities" means Equity Interests in the Company or debt
      ---------------------------
securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Debentures are subordinated to Senior Debt pursuant to this Indenture.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company
      ----------------------------------
or any of its Restricted Subsidiaries or Disqualified Stock of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or Disqualified Stock of the Company; provided that:

          (1) the principal amount, initial accreted value or liquidation preference, as applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount, accreted value or liquidation preference, as applicable, of, plus accrued interest or accumulated dividends on, the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses and prepayment premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Debentures, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Debentures on terms at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or such Disqualified Stock is issued by the Company.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Principals" means Berkshire Group, Centennial Group, Nassau Group, TdF and
      ----------
any Related Party of the foregoing.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i)
      ------------------------
to be placed on all Debentures issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Prospectus" means the prospectus included in a Registration Statement at
      ----------
the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     "Public Equity Offering" means an underwritten primary public offering of
      ----------------------
common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.
      ---

     "Registration Rights Agreement" means the registration rights agreement to
      -----------------------------
be entered into by the Company on or before the Issue relating to the registration of the Senior Exchangeable Preferred Stock and the Debentures with the Commission.

     "Registration Statement" means any registration statement of the Company
      ----------------------
relating to an offering of New Preferred Stock or New Exchange Debentures, as the case may be, that is filed pursuant to the provisions of the Registration Rights Agreement, and includes the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     "Regulation S" means Regulation S promulgated under the Securities Act.
      ------------

     "Regulation S Global Debenture" means a Regulation S Temporary Global
      -----------------------------
Debenture or Regulation S Permanent Global Debenture, as appropriate.

     "Regulation S Permanent Global Debenture" means a permanent global
      ---------------------------------------
Debenture substantially in the form of Exhibit A1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Debenture upon expiration of the Restricted Period.

     "Regulation S Temporary Global Debenture" means a temporary global
      ---------------------------------------
Debenture substantially in the form of Exhibit A2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Debentures initially sold in reliance on Rule 903 of Regulation S.

     "Related Party" with respect to any Principal means:
      -------------

     (1) any controlling stockholder, 80% (or more) owned Subsidiary of such Principal; or

     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

     "Representative" means the indenture trustee or other trustee, agent or
      --------------
representative for any Senior Debt.

     "Responsible Officer", when used with respect to the Trustee, means any
      -------------------
officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Debenture" means a definitive certificate evidencing
      -------------------------------
Debentures, registered in the name of the holder thereof, in the form of Exhibit A1 or A2 hereto and bearing the Private Placement Legend.

     "Restricted Global Debenture" means a 144A Global Debenture or a Regulation
      ---------------------------
S Global Debenture, as appropriate.

     "Restricted Investment" means an Investment other than a Permitted
      ---------------------
Investment.

     "Restricted Period" means the 40-day restricted period as defined in
      -----------------
Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent
      ---------------------
Person that is not an Unrestricted Subsidiary.

     "Rights Agreement" means the agreement between the Company and ChaseMellon
      ----------------
Shareholders Services, L.L.C., as rights agent, dated as of August 21, 1998, relating to the dividend declared by the Company consisting of the right to purchase 1/1000th of a share of the Company's Series A Participating Cumulative Preferred Stock, par value $.01 per share.

     "Rule 144" means Rule 144 promulgated under the Securities Act.
      --------

     "Rule 144A" means Rule 144A promulgated under the Securities Act.
      ---------

     "Rule 903" means Rule 903 promulgated under the Securities Act.
      --------

     "Rule 904" means Rule 904 promulgated the Securities Act.
      --------

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Senior Credit Facility" means that certain Amended and Restated Loan
      ----------------------
Agreement, dated as of July 10, 1998, by and among Key Corporate Capital Inc. and PNC Bank, National Association, as arrangers and agents for the financial institutions listed therein, and Crown Communication Inc. and Crown Castle International Corp. de Puerto Rico, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Senior Debt" means:
      -----------

          (1) all Indebtedness outstanding under the Senior Credit Facility and all Hedging Obligations (including guarantees thereof) with respect thereto of the Company, whether outstanding on the Issue Date or thereafter incurred;

          (2) all Indebtedness outstanding under the Senior Discount Notes or any Guarantees thereof, as the case may be;

          (3) any other Indebtedness permitted to be incurred by the Company or any of its Restricted Subsidiaries under the terms of this Certificate of Designations unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Debentures; and

          (4) all Obligations with respect to the preceding clauses (1), (2) and
     (3) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company or the Restricted Subsidiaries;

          (2) any Indebtedness of the Company or any Restricted Subsidiary to any of its Subsidiaries;

          (3)  any trade payables;

          (4) any Indebtedness that is incurred in violation of this Certificate of Designations (but only to the extent so incurred); or

          (5) any Capitalized Lease Obligations.

     "Senior Discount Notes Indenture" means that certain Indenture, dated as of
      -------------------------------
November 20, 1997, governing the Company's 10 5/8% Senior Discount Notes due
2007.

     "Senior Exchangeable Preferred Stock" means (i) the 12 3/4% Senior
      -----------------------------------
Exchangeable Preferred Stock due 2010 of the Company issued on the Issue Date,
(ii) any and all additional fully-paid and non-assessable shares of 12 3/4% Senior Exchangeable Preferred Stock due 2010 of the Company issued after the Issue Date as payment of dividends in accordance with the provisions of Section 3 hereof and (iii) any and all shares of New Preferred Stock.

     "Shelf Registration Statement" means the Shelf Registration Statement as
      ----------------------------
defined in the Registration Rights Agreement.

     "Significant Subsidiary" means, with respect to any Person, any Restricted
      ----------------------
Subsidiary of such Person that would be a "significant subsidiary" of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof, except that all references to "10 percent" in Rule 1-02(w)(1), (2) and
(3) shall mean "5 percent" and that all Unrestricted Subsidiaries of the Company shall be excluded from all calculations under Rule 1-02(w).

     "Stated Maturity" means, with respect to any installment of interest or
      ---------------
principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Stockholders' Agreement" means the agreement among the Company and certain
      -----------------------
stockholders of the Company, dated as of August 21, 1998, to provide for certain rights and obligations of the

Company and such stockholders with respect to the governance of the Company and such stockholders' shares of Common Stock and/or Class A Common Stock of the Company.

     "Strategic Equity Investment" means a cash contribution to the common
      ---------------------------
equity capital of the Company or a purchase from the Company of common Equity Interests (other than Disqualified Stock), in either case by or from a Strategic Equity Investor and for aggregate cash consideration of at least $50.0 million.

     "Strategic Equity Investor" means a Person engaged in a Permitted Business
      -------------------------
whose Total Equity Market Capitalization exceeds $1.0 billion.

     "Subsidiary" means, with respect to any Person:
      ----------

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "TdF" means TeleDiffusion de France International S.A.
      ---

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb)
      ---
as in effect on the date on which this Indenture is qualified under the TIA.

     "Total Equity Market Capitalization" of any Person means, as of any day of
      ----------------------------------
determination, the sum of:

          (1) the product of (A) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such person) multiplied by (B) the average closing price of such common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding such day; plus

          (2) the liquidation value of any outstanding shares of preferred stock of such Person on such day.

     "Tower Asset Exchange" means any transaction in which the Company or one of
      --------------------
its Restricted Subsidiaries exchanges assets for Tower Assets and/or cash or Cash Equivalents where the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the Tower Assets and cash or Cash Equivalents received by the Company and its Restricted Subsidiaries in such exchange is at least equal to the fair market value of the assets disposed of in such exchange.

     "Tower Assets" means wireless transmission towers and related assets that
      ------------
are located on the site of a transmission tower.

     "Tower Cash Flow" means, for any period, the Consolidated Cash Flow of the
      ---------------
Company and its Restricted Subsidiaries for such period that is directly attributable to site rental revenue or license fees paid to lease or sublease space on communication sites owned or leased by the Company, all determined on a consolidated basis and in accordance with GAAP. Tower Cash Flow shall not include revenue or expenses attributable to non-site rental services provided by the Company or any of its Restricted Subsidiaries to lessees of communication sites or revenues derived from the sale of assets.

     "Trustee" means the trustee under the indenture governing the Debentures.
      -------

     "Unrestricted Definitive Certificate" means a definitive certificate
      -----------------------------------
evidencing Senior Exchangeable Preferred Stock, registered in the name of the holder thereof, substantially in the form of Exhibit A1 hereto, representing a series of Senior Exchangeable Preferred Stock that do not bear the Private Placement Legend.

     "Unrestricted Global Certificate" means a permanent global certificate
      -------------------------------
substantially in the form of Exhibit A1 attached hereto that bears the Global Certificate Legend and that has the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Senior Exchangeable Preferred Stock that do not bear the Private Placement Legend.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is
      -----------------------
designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

          (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
9.1 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Certificate of Designations and this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 9.2 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 9.2 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default would occur or be in existence following such designation.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the
      -----------
Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such
      ------------
Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness
      ---------------------------------
or series or class of preferred stock at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

          (2) the then outstanding principal amount of such Indebtedness or the aggregate liquidation preference of the then outstanding preferred stock, as the case may be.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted
      ----------------------------------
Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.  Other Definitions.
                                                     Defined in
            Term                                       Section

       "Affiliate Transaction"...........................4.11
       "Asset Sale Offer"................................3.09
       "Authentication Order"............................2.02
       "Change of Control Offer".........................4.15

       "Change of Control Payment".......................4.15
       "Change of Control Payment Date"..................4.15
       "Covenant Defeasance".............................8.03
       "Event of Default"................................6.01
       "Excess Proceeds".................................4.10
       "incur"...........................................4.09
       "Legal Defeasance"................................8.02
       "Offer Amount"....................................3.09
       "Offer Period"....................................3.09
       "Paying Agent"....................................2.03
       "Payment Blockage Notice..........................10.03
       "Payment Default".................................6.01
       "Permitted Debt"..................................4.09
       "Purchase Date"...................................3.09
       "Registrar".......................................2.03
       "Remaining Excess Proceeds........................4.10
       "Restricted Payments".............................4.07
       "Senior Asset Sale Offer".........................4.10

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Debentures;

     "indenture security Holder" means a Holder of a Debenture;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Debentures means the Company and any successor obligor upon the Debentures.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

     Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)  "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.05.  Effectiveness of Indenture.

     The provisions of this Indenture as set forth in Article 4, Article 5 and
Article 6 shall not be effective unless and until the Company issues any Debentures hereunder.

                                   ARTICLE 2.

                                 THE DEBENTURES

Section 2.01. Form and Dating.

     (a)  General.

     The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A1 or A2 hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debenture conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b)  Global Debentures.

     Debentures issued in global form shall be substantially in the form of Exhibit A1 or A2 attached hereto (including the Global Debenture Legend thereon and the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Debentures issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Debenture Legend thereon and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby shall be made by the Trustee or the Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c)  Temporary Global Debentures.

     Debentures offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Debenture, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Trustee, at its New York office or at such other office of the Trustee as the Trustee may designate, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Debenture (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Debenture bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Debenture shall be exchanged for beneficial interests in Regulation S Permanent Global Debentures pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Debentures, the Trustee shall cancel the Regulation S Temporary Global Debenture. The aggregate principal amount of the Regulation S Temporary Global Debenture and the Regulation S Permanent Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear and Cedel Procedures Applicable.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Debenture and the Regulation S Permanent Global Debentures that are held by Participants through Euroclear or Cedel Bank.

Section 2.02.  Execution and Authentication.

     Two Officers shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures and may be in facsimile form.

     If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

     A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Debentures for original issue
              --------------------
up to the aggregate principal amount stated in paragraph 4 of the Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

     The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an
                                                         ---------
office or agency where Debentures may be presented for payment ("Paying Agent").
                                                                 ------------
The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act
                                                                   ---
as Depositary with respect to the Global Debentures.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Debentures.

Section 2.04.  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

Section 2.05.  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

          (a) Transfer and Exchange of Global Debentures.

      A Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
All Global Debentures will be exchanged by the Company for Definitive Debentures if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Debentures (in whole but not in part) should be exchanged for Definitive Debentures and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Debenture be exchanged by the Company for Definitive Debentures prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in
(i) or (ii) above, Definitive Debentures shall be issued in such names as the Depositary shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture other than as provided in this Section 2.06(a), however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in Section 2.06(b),(c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Debentures. The transfer and exchange of beneficial interests in the Global Debentures shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Debentures shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Debentures also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (i) Transfer of Beneficial Interests in the Same Global Debenture. Beneficial interests in any Restricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Debenture in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Debenture may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Debentures. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Debenture shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Debentures be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Debenture prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Debentures. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Debentures contained in this Indenture and the Debentures or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Debenture(s) pursuant to Section 2.06(h) hereof.

     (iii) Transfer of Beneficial Interests to Another Restricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Debenture if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

          (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

          (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Debenture or the Regulation S Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Debenture for Beneficial Interests in the Unrestricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Debenture or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

            (1) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

            (2) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Debenture cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Debenture.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Debentures.

     (i) Beneficial Interests in Restricted Global Debentures to Restricted Definitive Debentures. If any holder of a beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Debenture, then, upon receipt by the Registrar of the following documentation:

          (A) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

          (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

          (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

     (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Debenture may not be exchanged for a Definitive Debenture or transferred to a Person who takes delivery thereof in the form of a Definitive Debenture prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

     (iii) Beneficial Interests in Restricted Global Debentures to Unrestricted Definitive Debentures. A holder of a beneficial interest in a Restricted Global Debenture may exchange such beneficial interest for an Unrestricted Definitive Debenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

            (1) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

            (2) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     (iv) Beneficial Interests in Unrestricted Global Debentures to Unrestricted Definitive Debentures. If any holder of a beneficial interest in an Unrestricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Debenture, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this
  Section 2.06(c)(iii) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Debentures for Beneficial
  Interests.

     (i) Restricted Definitive Debentures to Beneficial Interests in Restricted Global Debentures. If any Holder of a Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture or to transfer such Restricted Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Debenture, then, upon receipt by the Registrar of the following documentation:

          (A) if the Holder of such Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

          (B) if such Restricted Definitive Debenture is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

          (C) if such Restricted Definitive Debenture is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such Restricted Definitive Debenture is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

          (E) if such Restricted Definitive Debenture is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

          (F) if such Restricted Definitive Debenture is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Debenture, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Debenture, in the case of clause (B) above, the 144A Global Debenture, in the case of clause (C) above, the Regulation S Global Debenture, and in all other cases, the 144A Global Debenture.

     (ii) Restricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of a Restricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Restricted Definitive Debenture to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of

       Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

            (1) if the Holder of such Definitive Debentures proposes to exchange such Debentures for a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

            (2) if the Holder of such Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Definitive Debentures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Debenture.

     (iii) Unrestricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of an Unrestricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Debenture and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Debentures.

     If any such exchange or transfer from a Definitive Debenture to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of Definitive Debentures so transferred.

     (e) Transfer and Exchange of Definitive Debentures for Definitive Debentures. Upon request by a Holder of Definitive Debentures and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Debentures. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

     (i) Restricted Definitive Debentures to Restricted Definitive Debentures. Any Restricted Definitive Debenture may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Debenture if the Registrar receives the following:

          (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

          (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

          (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

     (ii) Restricted Definitive Debentures to Unrestricted Definitive Debentures. Any Restricted Definitive Debenture may be exchanged by the Holder thereof for an Unrestricted Definitive Debenture or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Debenture if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D) the Registrar receives the following:

            (1) if the Holder of such Restricted Definitive Debentures proposes to exchange such Debentures for an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

            (2) if the Holder of such Restricted Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     (iii) Unrestricted Definitive Debentures to Unrestricted Definitive Debentures. A Holder of Unrestricted Definitive Debentures may transfer such Debentures to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Debentures pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Debentures tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Debentures and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Debentures in an aggregate principal amount equal to the principal amount of the Restricted Definitive Debentures accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Debentures, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Debentures to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Debentures so accepted Definitive Debentures in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Debentures and Definitive Debentures issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

     (i)  Private Placement Legend.

          (A) Except as permitted by subparagraph (B) below, each Global Debenture and each Definitive Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form.

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE

     OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE CERTIFICATE OF DESIGNATIONS PURSUANT TO WHICH THIS SECURITY IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF CROWN CASTLE INTERNATIONAL CORP. THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO CROWN CASTLE INTERNATIONAL CORP. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (B) Notwithstanding the foregoing, any Global Debenture or Definitive Debenture issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv),
       (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Debentures issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

     (ii) Global Debenture Legend. Each Global Debenture shall bear a legend in substantially the following form:

          "THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
     SECTION 2.11 OF THE INDENTURE

     AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

     (iii) Regulation S Temporary Global Debenture Legend. The Regulation S Temporary Global Debenture shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

          (h) Cancellation and/or Adjustment of Global Debentures.

     At such time as all beneficial interests in a particular Global Debenture have been exchanged for Definitive Debentures or a particular Global Debenture has been redeemed, repurchased or canceled in whole and not in part, each such Global Debenture shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture shall be increased accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Debentures and Definitive Debentures upon the Company's order or at the Registrar's request.

     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

     (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

     (iv) All Global Debentures and Definitive Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

     (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part or (c) to register the transfer of or to exchange a Debenture between a record date and the next succeeding Interest Payment Date.

     (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

     (vii) The Trustee shall authenticate Global Debentures and Definitive Debentures in accordance with the provisions of Section 2.02 hereof.

     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Debentures

     If any mutilated Debenture is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

     Every replacement Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

Section 2.08.  Outstanding Debentures.

     The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture; however, Debentures held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

     If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

     If the principal amount of any Debenture is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Debentures.

     In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Debentures

     Until certificates representing Debentures are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of certificated Debentures but may have variations that the Company considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

     Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

     The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Debentures shall be delivered to the Company. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

     If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.

                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

     If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and (iv) the redemption price (expressed as a percentage of principal amount).

Section 3.02.  Selection of Debentures to Be Redeemed

     If less than all of the Debentures are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Debentures to be redeemed or purchased among the Holders of the Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee shall deem fair and appropriate; provided that no Debentures of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

Section 3.03.  Notice of Redemption

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.

     The notice shall identify the Debentures to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

          (d) the name and address of the Paying Agent;

          (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date.
The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Debentures to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption. If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

Section 3.06.  Debentures Redeemed in Part.

     Upon surrender of a Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

Section 3.07.  Optional Redemption.

          (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Debentures pursuant to this
Section 3.07 prior to December 15, 2003. Thereafter, the Company shall have the option to redeem the Debentures, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

          Year                                     Percentage
          ----                                     ----------

          2003......................................106.375%
          2004......................................104.781%
          2005......................................103.188%
          2006......................................101.594%
          2007 and thereafter.......................100.000%

          (b) Notwithstanding the provisions of clause (a) of this Section 3.07, during the first 36 months after the Issue Date, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Debentures originally issued at a redemption price equal to 112.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings and/or Strategic Equity Investments; provided that at least $130.0 million aggregate principal amount of Debentures remains outstanding immediately after the occurrence of such redemption (excluding Debentures held by the Company or any of its Subsidiaries);and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering and/or Strategic Equity Investment.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Redemption.

     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

Section 3.09.  Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to holders of Debentures and Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount
                  ----------------
(or accreted value, as applicable, of Debentures and Pari Passu Indebtedness that may be purchased out of Excess Proceeds), of Debentures and Pari Passu Indebtedness it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five
                                           ------------
Business Days after the termination of the Offer Period (the "Purchase Date"),
                                                              -------------
the Company shall purchase the principal amount (or accreted value, as applicable) of Debentures and Pari Passu Indebtedness required to be purchased pursuant to Section 4.10 hereof (on a pro rata basis if Debentures and Pari Passu Indebtedness tendered are in excess of the Excess Proceeds) (which maximum principal amount of Debentures shall be the "Offer Amount") or, if less than the
                                             ------------
Offer Amount has been tendered, all Debentures and Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Debentures so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Debentures pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b) the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Debenture not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Debenture accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Debenture purchased pursuant to an Asset Sale Offer may only elect to have all of such Debenture purchased and may not elect to have only a portion of such Debenture purchased;

          (f) that Holders electing to have a Debenture purchased pursuant to any Asset Sale Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Debenture purchased;

          (h) that, if the aggregate principal amount (or accreted value, as applicable) of Debentures and Pari Passu Indebtedness tendered by Holders exceeds the Offer Amount, the Company shall select the Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased and Pari Passu Indebtedness); and

          (i) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Debentures or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Debentures, Pari Passu Indebtedness or portions thereof tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Debentures, and Pari Passu Indebtedness or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Debenture, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.

                                   COVENANTS

Section 4.01.  Payment of Debentures.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Liquidated Damages, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     On or prior to December 15, 2003, the Company may, at its option, pay interest (1) in cash or (2) in additional Debentures having an aggregate principal amount equal to the amount of such interest. After December 15, 2003, the Company shall pay interest in cash only.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.  Reports.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Debentures are outstanding, the Company shall furnish to the Holders of Debentures:

          (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, in the footnotes to the financial statements and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" (in each case to the extent not prohibited by the SEC's rules and regulations), (A) the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company and (B) the Tower Cash Flow for the most recently completed fiscal quarter and the Adjusted Consolidated Cash Flow for the most recently completed four-quarter period) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

     In addition, following consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at times comply with TIA
(S) 314(a).

Section 4.04.  Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

Section 4.06.  Stay, Extension and Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company and other than the Senior Exchangeable Preferred Stock);

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures, except a payment of interest or the payment of principal at Stated Maturity; or

          (4) make any Restricted Investment, (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),
                     -------------------

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (2) the Company would have been permitted to incur at least $1.00 of additional indebtedness pursuant to the Debt to Adjusted Consolidated Cash Flow Ratio test set forth in the first paragraph of Section 4.09 hereof; provided that the Company and its Restricted Subsidiaries shall not be required to comply with this clause (2) in order to make any Restricted Investment; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

               (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

               (b) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and except to the extent such net cash proceeds are used to incur new Indebtedness outstanding pursuant to clause (10) of the second paragraph of Section 4.09 hereof) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

               (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment; plus

               (d) to the extent that any Unrestricted Subsidiary of the Company and all of its Subsidiaries are designated as Restricted Subsidiaries after the Issue Date, the lesser of (A) the fair market value of the Company's Investments in such Subsidiaries as of the date of such designation, or (B) the sum of (x) the fair market value of the Company's Investments in such Subsidiaries as of the date on which such Subsidiaries were originally designated as Unrestricted Subsidiaries and (y) the amount of any Investments made in such Subsidiaries subsequent to such designation (and treated as Restricted Payments) by the Company or any Restricted Subsidiary; provided that:

                    (i) in the event the Unrestricted Subsidiaries designated as
               Restricted Subsidiaries are CTSH and its Subsidiaries, the references in clauses (A) and (B) of this clause (d) to fair market value of the Company's Investments in such Subsidiaries shall mean the amount by which the fair market value of all such Investments exceeds 34.3% of the fair market value of CTSH and its Subsidiaries as a whole; and

                    (ii) in the event the Unrestricted Subsidiaries designated as Restricted Subsidiaries are CCAIC and its Subsidiaries, the references in clauses (A) and (B) of this clause (d) to fair market value of the Company's Investments in such Subsidiaries shall mean the amount by which the fair market value of all such Investments exceeds $250.0 million; plus

               (e) 50% of any dividends received by the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.

     The foregoing provisions shall not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (2) the making of any Investment or the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the sale after the Issue Date (other than to a Subsidiary of the Company) of, any Equity Interests of the Company (other than any Disqualified Stock); provided that such net cash proceeds are not used to incur new Indebtedness pursuant to clause (10) of the second paragraph of Section 4.09 hereof); and provided further that, in each such case, the amount of any such net cash proceeds that are so utilized shall be excluded from clause (3) (b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; or

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the Issue Date; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (a) $500,000 in any twelve-month period and (b) $5.0 million in the aggregate.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the businesses operated by the Company's Restricted Subsidiaries as of November 20, 1997 be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this
Section 4.07. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if such designation would not cause a Default.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any property, assets or Investments required by this Section
4.07 to be determined shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.

Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to

          (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

          (2) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (3) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (4) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness or Indebtedness under the Senior Credit Facility, in each case as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the applicable series of Existing Indebtedness or in the Senior Credit Facility, in each case as in effect on the Issue Date;

          (2) encumbrances and restrictions applicable to any Unrestricted Subsidiary, as the same are in effect as of the date on which such Subsidiary becomes a Restricted Subsidiary, and as the same may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the applicable series of Indebtedness of such Subsidiary as in effect on the date on which such Subsidiary becomes a Restricted Subsidiary;

          (3) any Indebtedness (incurred in compliance with Section 4.09 hereof) or any agreement pursuant to which such Indebtedness is issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the holders of the Debentures than is customary in comparable financings (as determined by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to pay interest on or the principal of the Debentures;

          (4) this Indenture and the Debentures;

          (5) applicable law;

          (6) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (7) by reason of customary non-assignment provisions in leases or licenses entered into in the ordinary course of business;

          (8) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (4) in the prior paragraph on the property so acquired;

          (9) the provisions of agreements governing Indebtedness incurred pursuant to clause (4) of the second paragraph of Section 4.09 hereof;

          (10) any agreement for the sale of a Restricted Subsidiary that restricts that Restricted Subsidiary pending its sale;

          (11) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (12) Liens that limit the right of the debtor to transfer the assets subject to such Liens;

          (13) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements; and

          (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively "incur") any Indebtedness (including Acquired
                                -----
Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, that the Company may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock and the Company's Restricted Subsidiaries may incur Indebtedness if, in each case, the Company's Debt to Adjusted Consolidated Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 7.5 to 1.

     The provisions of the first paragraph of this Section 4.09 shall not apply to the incurrence of any of the following items of Indebtedness or to the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, "Permitted Debt"):
                --------------

          (1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Indebtedness under Credit Facilities) in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) at any one time outstanding not to exceed the greater of (x) $200.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied after the Issue Date to repay Indebtedness under a Credit Facility pursuant to Section 4.10 hereof and (y) 70% of the Eligible Receivables that are outstanding as of such date of incurrence;

          (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by the Company of Indebtedness represented by the Debentures;

          (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any one time outstanding;

          (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries or Disqualified Stock of the Company (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph hereof or clauses (2) or (3) or this clause (5) of this paragraph;

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or currency exchange risk;

          (8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Indenture;

          (9) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with the acquisition of assets or a new Subsidiary and the incurrence by the Company's Restricted Subsidiaries of Indebtedness as a result of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that, in the case of any such incurrence of Acquired Debt, such Acquired Debt was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided further that, in the case of any incurrence pursuant to this clause (9), as a result of such acquisition by the Company or one of its Restricted Subsidiaries, the Company's Debt to Adjusted Consolidated Cash Flow Ratio at the time of incurrence of such Acquired Debt, after giving pro forma effect to such incurrence as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been less than the Company's Debt to Adjusted Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such incurrence;

          (10) the incurrence by the Company of Indebtedness not to exceed, at any one time outstanding, the sum of (i) 2.0 times the aggregate net cash proceeds plus (ii) 1.0 times the fair market value of non-cash proceeds (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee), in each case, from the issuance and sale, other than to a Subsidiary, of Equity Interests (other than Disqualified Stock) of the Company since the Issue Date (less the amount of such proceeds used to make Restricted Payments as provided in clause (3)(b) of the first paragraph or clause (2) of the second paragraph of Section 4.07 hereof); provided that such Indebtedness does not mature prior to the Stated Maturity of the Debentures and the Weighted Average Life to Maturity of such Indebtedness is longer than that of the Debentures; and

          (11) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness and/or the issuance by the Company of Disqualified Stock in an aggregate principal amount, accreted value or liquidation preference, as applicable, at any time outstanding, not to exceed an amount equal to $100.0 million less the aggregate amount of all Investments made pursuant to clause (12) of the definition of Permitted Investments; provided that, notwithstanding the foregoing, the aggregate principal amount, accreted value or liquidation preference, as applicable, permitted to be incurred or issued pursuant to this clause (11) shall not be reduced to less than $25.0 million.

     For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part) such item of Indebtedness in any manner that complies with this Section 4.09. Any Indebtedness incurred pursuant to clause (1) of the second paragraph of Section 9.2 of the Certificate of Designations shall be deemed to have been incurred under clause (1) above on the Exchange Date. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

Section 4.10.  Asset Sales

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2) except in the case of a Tower Asset Exchange, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

     For purposes of this provision, each of the following shall be deemed to be cash:

          (1) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Debentures or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

          (2) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 20 days of the applicable Asset Sale (to the extent of the cash received).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds to:

          (1) reduce any Indebtedness of the Company that constitutes Senior
     Debt;

          (2) reduce any Indebtedness of any of the Company's Restricted Subsidiaries;

          (3) the acquisition of all or substantially all the assets of a Permitted Business;

          (4) the acquisition of Voting Stock of a Permitted Business from a Person that is not a Subsidiary of the Company; provided, that, after giving effect thereto, the Company or its Restricted Subsidiary owns a majority of such Voting Stock and designates such Permitted Business as a Restricted Subsidiary; or

          (5) the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10.0
----------------
million, the Company shall be required to make an offer to all holders of Senior Discount Notes and may be required to make such offer to holders of other Senior Debt of the Company then outstanding (a "Senior Asset Sale Offer") to purchase
                                         -----------------------
the maximum principal amount of the Senior Discount Notes and such other Senior Debt, if applicable, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Senior Discount Notes Indenture and in the instruments governing such other Senior Debt. To the extent that the aggregate amount of Senior Discount Notes and such other Senior Debt tendered pursuant to a Senior Asset Sale Offer is less than the remaining Excess Proceeds ("Remaining Excess Proceeds") and the sum of (A)
                                -------------------------
such amount of Remaining Excess Proceeds and (B) the Remaining Excess Proceeds from any subsequent Senior Asset Sale Offers exceeds $3.0 million, the Company shall be required to make an offer to all Holders of Debentures and all holders of other senior subordinated Indebtedness of the Company containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the
                                          ----------------
maximum principal amount of Debentures and such other senior subordinated Indebtedness of the Company that may be purchased out of the Remaining Excess

Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date), in accordance with the procedures set forth in this Indenture and such other senior subordinated Indebtedness of the Company. To the extent that any Remaining Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Debentures and such other senior subordinated Indebtedness of the Company tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Remaining Excess Proceeds, the Trustee shall select the Debentures and such other senior subordinated Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     The Asset Sale provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Asset Sale Offer. To the extent that the provisions of any such securities laws or securities regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

Section 4.11.  Transactions with Affiliates.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:
                                              ---------------------

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2) the Company delivers to the Trustee:

               (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

               (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and therefore shall not be subject to the provisions of the prior paragraph:

          (1) any employment arrangements with any executive officer of the Company or a Restricted Subsidiary that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with compensation arrangements of similarly situated executive officers at comparable companies engaged in Permitted Businesses;

          (2) transactions between or among the Company and/or its Restricted Subsidiaries;

          (3) payment of directors fees in an aggregate annual amount not to exceed $25,000 per Person;

          (4) Restricted Payments that are permitted by Section 4.07 hereof;

          (5) the issuance or sale of Equity Interests (other than Disqualified Stock) of the Company; and

          (6) transactions pursuant to the provisions of the Governance Agreement, the Rights Agreement, the Stockholders' Agreement, the CTSH Shareholders' Agreement, the CTI Services Agreement, the CTI Operating Agreement and the Crown Transition Agreements, as the same are in effect on the Issue Date.

Section 4.12.  [Reserved]

Section 4.13.  Business activities.

     The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14.  Corporate Existence.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Significant Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Significant Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

Section 4.15.  Offer to Repurchase Upon Change of Control.

     If a Change of Control occurs, each Holder of Debentures shall have the right to require the Company to repurchase all or any part (but not any fractional shares) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the
            -----------------------
Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Senior Exchangeable Preferred Stock repurchased plus accrued and unpaid interest and Liquidated Damages thereon, if any (subject to the right of Holders of record on the relevant record date to receive dividends and Liquidated Damages, if any, due on the relevant dividend payment date), to the date of purchase (the "Change of Control
                                                               -----------------
Payment"). Within 30 days following any Change of Control, the Company shall
-------
mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of
                                                                ---------
Control Payment Date"), pursuant to the procedures required by this Indenture
--------------------
and described in such notice.

     On the Change of Control Payment Date, the Company shall, to the extent lawful:

          (1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by the Company.

     The Company shall promptly mail to each Holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new certificate representing the Debentures equal in principal amount to any unpurchased portion of the Debentures surrendered, if any.

     The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Change of Control Offer. To the extent that the provisions of any such securities laws or securities regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Debentures validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16.  [Reserved].

Section 4.17. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

     The Company:

          (1) shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted

     Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company); and

          (2) shall not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company,

unless, in each such case: (a) as a result of such transfer, conveyance, sale, lease or other disposition or issuance such Restricted Subsidiary no longer constitutes a Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition or issuance are applied in accordance with Section 4.10.

Section 4.18.  Senior Subordinated Debt.

     So long as any Debentures are outstanding, the Company shall not incur any Indebtedness that is expressly made subordinated in right of payment to any Senior Debt unless such Indebtedness, by its terms and by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Debentures pursuant to provisions substantially similar to those contained in this Indenture; provided that the foregoing limitations shall not apply to distinctions between categories of Senior Debt that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Debt.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01.  Merger, Consolidation or Sale of Assets.

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

          (1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default exists; and

          (4) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Adjusted Consolidated Cash Flow Ratio test set forth in the first paragraph of Section 4.09 hereof.

Section 5.02.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, provided, however, that and the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Debentures except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.

                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures;

          (2) default in payment when due of the principal of or premium, if any, on the Debentures;

          (3) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with the provisions of Article 5 hereof or failure by the Company to consummate a Change of Control Offer or Asset Sale Offer in accordance with the provisions of this Indenture applicable thereto;

          (4) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in this Indenture or the Debentures;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment
                                                                   -------
     Default") or (b) results in the acceleration of such Indebtedness prior to
     -------
     its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accellerated, aggregates $20.0 million or more;

          (6) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days; or

          (7) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) generally is not paying its debts as they become due; or

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

               (iii) orders the liquidation of the Company or any Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.  Acceleration.

     If any Event of Default (other than an Event of Default specified in clause
(g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Upon any such declaration, the principal of, and accrued and unpaid interest and Liquidated Damages, if any, on such Debentures shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause

(g) or (h) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Debentures by notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Debentures (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

     A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

     (a) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

     A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

Section 6.07.  Rights of Holders of Debentures to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium and Liquidated Damages, if any and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                   ARTICLE 7.

                                    TRUSTEE

Section 7.01.  Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (i) this paragraph does not limit the effect of paragraph (b) of this Section;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

Section 7.06.  Reports by Trustee to Holders of the Debentures.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to the Company and filed with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

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

Section 7.08.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Debentures of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Debentures of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Debenture who has been a Holder of a Debenture for at least six months, fails to comply with
Section 7.10, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

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

Section 7.10.  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

     When (i) the Company delivers to the Trustee all outstanding Debentures (other than Debentures replaced pursuant to Section 2.07) for cancellation or
(ii) all outstanding Debentures have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Debentures, including interest thereon to maturity or such redemption date (other than Debentures replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to the proviso set forth in Section 8.02, cease to be of further effect. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section
8.02 or 8.03 hereof applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

Section 8.02.  Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal
                                                                     -----
Defeasance").  For this purpose, Legal Defeasance means that the Company shall
----------
be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same); provided that the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such

Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Debentures when such payments are due, (b) the Company's obligations with respect to such Debentures under Article 2 and
Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
(d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  Covenant Defeasance.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.15, 4.17 and 4.18 hereof with respect to the outstanding Debentures on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall
                         -------------------
thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Debentures:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Debentures on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Debentures are being defeased to maturity or to a particular redemption date;

          (2) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal

     Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Debentures pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof with respect to the Company are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (6) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding
 -------
Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Debentures.

     Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of a Debenture:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (3) to provide for the assumption of the Company's obligations to the Holders of the Debentures by a successor to the Company pursuant to Article 5 hereof;

          (4) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights hereunder of any such Holder; or

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Debentures.

     Except as provided below in this Section 9.02, this Indenture (including
Section 3.09, 4.10 and 4.15 hereto) and the Debentures may be amended or supplemented with the consent of the Holders of a majority of the aggregate principal amount of the Debentures then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures) or, if no Debentures are outstanding, the holders of a majority in Liquidation Preference of the Senior Exchangeable Preferred Stock then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Exchangeable Preferred Stock), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority of the aggregate principal amount of the then outstanding Debentures voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures) or, if no Debentures are outstanding, the holders of a majority in Liquidation Preference of the Senior Exchangeable Preferred Stock then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Exchangeable Preferred Stock).
Section 2.08 hereof shall determine which Debentures are considered to be "outstanding" for purposes of this Section 9.02.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Debentures held by a non-consenting Holder):

          (1) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Debenture or alter or waive any of the provisions with respect to the redemption (but not any required repurchase in connection with an Asset Sale Offer or Change of Control Offer) of the Debentures;

          (3) reduce the rate of or change the time for payment of interest, including default interest, on any Debenture;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures and a waiver of the payment default that resulted from such acceleration);

          (5) make any Debenture payable in money other than that stated in the Debentures;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of, premium, if any, or interest on the Debentures;

          (7) waive a redemption payment (but not any payment upon a required repurchase in connection with an Asset Sale Offer or Change of Control Offer) with respect to any Debenture; or

          (8) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03.  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Debentures shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Debentures.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Debentures that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                 SUBORDINATION

Section 10.01.  Agreement to Subordinate.

     The Company agrees, and each Holder by accepting a Debenture agrees, that the Indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02.  Liquidation; Dissolution; Bankruptcy.

     For purposes of this Article 10, a "distribution" may consist of cash, securities or other property, by set-off or otherwise.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

          (i) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof) of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Debentures shall be entitled to receive any payment or distribution of any kind or character with respect to the Debentures (except that Holders of Debentures may receive
     (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

          (ii) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Debentures may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

Section 10.03.  Default on Designated Senior Debt.

     (a) The Company may not make any payment or distribution in respect of Obligations with respect to the Debentures and may not acquire any Debentures for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

          (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

          (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may
                               -----------------------
     give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment

     Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

     (b) The Company may and shall resume payments on and distributions in respect of the Debentures and may acquire them upon:

          (i) in the case of a payment default referred to in clause (i) of
     Section 10.03(a), the date upon which the default is cured or waived, or

          (ii) in the case of a nonpayment default referred to in clause (ii) of
     Section 10.03(a) hereof, upon the earliest of (x) the date upon which all non-payment defaults are cured or waived, (y) 179 days after the applicable Payment Blockage Notice is received or (z) the date on which the Trustee receives notice from the holders of such Designated Senior Debt or their Representative rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 10.04.  Acceleration of Debentures.

     If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 10.05.  When Distribution Must Be Paid Over.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Debentures at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06.  Notice by Company.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Debentures to the Senior Debt as provided in this Article 10.

Section 10.07.  Subrogation.

     After all Senior Debt is paid in full and until the Debentures are paid in full, Holders of Debentures shall be subrogated (equally and ratably with all other Indebtedness and pari passu with the Debentures) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Debentures have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Debentures is not, as between the Company and Holders, a payment by the Company on the Debentures.

Section 10.08.  Relative Rights.

     This Article 10 defines the relative rights of Holders of Debentures and holders of Senior Debt. Nothing in this Indenture shall:

          (i) impair, as between the Company and Holders of Debentures, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

          (ii) affect the relative rights of Holders of Debentures and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (iii) prevent the Trustee or any Holder of Debentures from exercising its available remedies upon a Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Debentures.

     If the Company fails because of this Article 10 to pay principal of or interest on a Debenture on the due date, the failure is still a Default.

Section 10.09.  Subordination May Not Be Impaired by Company.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10.  Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11.  Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Debentures to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12.  Authorization to Effect Subordination.

     Each Holder of Debentures, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Debentures.

Section 10.13.  Amendments.

     The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                  ARTICLE 11.

                                 MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

Section 11.02.  Notices.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

     If to the Company:

          Crown Castle International Corp.
          150 Bering Drive, Suite 500
          Houston, TX  77057
          Telecopier No.:  713-570-3150
          Attention:  Chief Financial Officer

     With a copy to:

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, NY  10019
          Telecopier No.:  212-474-3700
          Attention:  Stephen L. Burns

     If to the Trustee:

          United States Trust Company of Texas, N.A.
          114 West 47th Street, 25th Floor
          New York, NY  10036
          Telecopier No.:  212-528-1626
          Attention:  Gerard F. Ganey

     The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03. Communication by Holders of Debentures with Other Holders of Debentures.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 11.04.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05.  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

     (a) a statement that the Persons making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he, she has or they have made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Persons, such condition or covenant has been satisfied.

Section 11.06.  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability.
The waiver and release are part of the consideration for issuance of the Debentures.

Section 11.08.  Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE DEBENTURES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.  Successors.

     All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.  Severability.

     In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of December 21, 1998
                                 CROWN CASTLE INTERNATIONAL CORP.


                                 By: /s/ Kathy Broussard
                                    -------------------------------
                                    Name: Kathy Broussard
                                    Title: Vice President



Attest:

/s/ Cynthia Naylor
-------------------------------
Name: Cynthia Naylor
Title: Administrative Assistant



                                    United States Trust Company of TEXAS, N.A.

                                    By: /s/ Gerard Ganey
                                       ----------------------------
                                      Authorized Signatory

                                   EXHIBIT A1
                              (Face of Debenture)

================================================================================


                                                        CUSIP/CINS  ____________

            12 3/4% Senior Subordinated Exchange Debentures due 2010

No. ______  Principal Amount $_____________

                        CROWN CASTLE INTERNATIONAL CORP.

promises to pay to _________________________________, or registered assigns, the principal sum of _____________________________________________ Dollars on
December 15, 2010.

Interest Payment Dates: June 15 and December 15, commencing the first such date following original issuance of the Debentures.

Record Dates:  June 1 and December 1

                                    Dated: ________________, _____

                                    Crown Castle International Corp.

                                    By:
                                       -------------------------------
                                       Name:
                                       Title:


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:


                                              (SEAL)
This is one of the [Global]
Debentures referred to in the
within-mentioned Indenture:

United States Trust Company of TEXAS, N.A.,

as Trustee

By:
   ------------------------------


================================================================================
                                      A1-1

                              (Back of Debenture)

            12 3/4% Senior Subordinated Exchange Debentures due 2010

     [Insert Global Debenture Legend, if applicable pursuant to the provisions of the Indenture.]

     [Insert Private Placement Legend, if applicable pursuant to the provisions of the Indenture.]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Crown Castle International Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this
      -------
Debenture at 12 3/4% per annum from the date of original issuance of this Debenture (or, if this Debenture is issued in a transfer of or exchange for another Debenture, from the date on which interest was payable with respect to such other Debenture) until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment
                                                            ----------------
Date"); provided that the first such interest payment date shall be the first
----
such date to occur following original issuance of this Debenture. On or prior to December 15, 2003, the Company may, at its option, pay interest in cash or in additional Debentures having an aggregate principal amount equal to the amount of such interest. After December 15, 2003, the Company shall pay interest in cash only. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of Debentures. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on this Debenture (except defaulted interest) and Liquidated Damages to the Persons who are the registered Holders of this Debenture at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if it is canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. This Debenture will be payable as to principal, premium and Liquidated Damages, if any, and interest (in the case of the payment of interest in cash) at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (in the case of the payment of interest in cash), premium and Liquidated Damages on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that Liquidated Damages may be paid through the issuance of additional Debentures having a principal amount at the time of issuance equal to the amount of Liquidated Damages so paid. In the case of payment of interest in additional Debentures having an

                                      A1-2
aggregate principal amount equal to the amount of such interest, such additional Debentures shall be issued and registered in the name of the registered Holder of the Debenture with respect to which such interest is being paid in the manner set forth in the first sentence of this paragraph.

     3. Paying Agent and Registrar. Initially, United States Trust Company of Texas, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Debentures under an Indenture dated as of December 21, 1998 ("Indenture") between the Company and the Trustee. The
                          ---------
terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Debentures are obligations of the Company limited to $400.0 million in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Debentures as set forth in Paragraph 2 hereof.

     5.  Optional Redemption.

          (A) EXCEPT AS SET FORTH IN SUBPARAGRAPH (B) OF THIS PARAGRAPH 5, THE COMPANY SHALL NOT HAVE THE OPTION TO REDEEM THE DEBENTURES PURSUANT TO THIS
SECTION 3.07 PRIOR TO DECEMBER 15, 2003. THEREAFTER, THE COMPANY SHALL HAVE THE OPTION TO REDEEM THE DEBENTURES, IN WHOLE OR IN PART, AT THE REDEMPTION PRICES (EXPRESSED AS PERCENTAGES OF PRINCIPAL AMOUNT) SET FORTH BELOW PLUS ACCRUED AND UNPAID INTEREST AND LIQUIDATED DAMAGES THEREON, IF ANY, TO THE APPLICABLE REDEMPTION DATE (SUBJECT TO THE RIGHT OF HOLDERS OF RECORD ON THE RELEVANT RECORD DATE TO RECEIVE INTEREST AND LIQUIDATED DAMAGES DUE ON THE RELEVANT INTEREST PAYMENT DATE), IF REDEEMED DURING THE TWELVE-MONTH PERIOD BEGINNING ON DECEMBER 15 OF THE YEARS INDICATED BELOW:

          Year  Percentage
          ----  ----------

          2003......................................106.375%
          2004......................................104.781%
          2005......................................103.188%
          2006......................................101.594%
          2007 and thereafter.......................100.000%

          (B) NOTWITHSTANDING THE PROVISIONS OF SUBPARAGRAPH (A) OF THIS PARAGRAPH 5, DURING THE FIRST 36 MONTHS AFTER THE DATE OF ORIGINAL ISSUANCE OF THE DEBENTURES, THE COMPANY MAY ON ANY ONE OR MORE OCCASIONS REDEEM UP TO 35% OF THE AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES THEN OUTSTANDING AT A REDEMPTION PRICE EQUAL TO 112.750% OF THE PRINCIPAL AMOUNT THEREOF ON THE REDEMPTION DATE, PLUS ACCRUED AND UNPAID INTEREST AND LIQUIDATED DAMAGES THEREON, IF ANY, TO THE REDEMPTION DATE, WITH THE NET CASH PROCEEDS OF ONE OR MORE PUBLIC EQUITY OFFERINGS AND/OR

                                      A1-3

STRATEGIC EQUITY INVESTMENTS; PROVIDED THAT AT LEAST $130.0 MILLION AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES REMAINS OUTSTANDING IMMEDIATELY AFTER THE OCCURRENCE OF SUCH REDEMPTION (EXCLUDING DEBENTURES HELD BY THE COMPANY OR ANY OF ITS SUBSIDIARIES); AND PROVIDED, FURTHER, THAT SUCH REDEMPTION SHALL OCCUR WITHIN 60 DAYS OF THE DATE OF THE CLOSING OF SUCH PUBLIC EQUITY OFFERING AND/OR STRATEGIC EQUITY INVESTMENT.

     6.  Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Debentures.

     7.  Repurchase at Option of Holder.

     (a) Upon the occurrence of a Change of Control, each Holder of Debentures shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price
                                   -----------------------
in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date), to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change
               -------------------------
of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all holders of Senior Discount Notes and may be required to make such offer to holders of other Senior Debt of the Company then outstanding (a "Senior Asset Sale Offer") to purchase the maximum principal
                     -----------------------
amount of the Senior Discount Notes and such other Senior Debt, if applicable, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Senior Discount Notes Indenture and in the instruments governing such other Senior Debt. To the extent that the aggregate amount of Senior Discount Notes and such other Senior Debt tendered pursuant to a Senior Asset Sale Offer is less than the remaining Excess Proceeds ("Remaining Excess Proceeds") and the sum of (A) such amount of Remaining Excess
  -------------------------
Proceeds and (B) the Remaining Excess Proceeds from any subsequent Senior Asset Sale Offers exceeds $3.0 million, the Company shall commence an offer to all Holders of Debentures and all holders of other senior subordinated Indebtedness of the Company containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures and
-----------------
such other senior subordinated Indebtedness of the Company that may be purchased out of the Remaining Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date), in accordance with the procedures set forth in the Indenture and such other senior subordinated Indebtedness of the Company. To the extent that any Remaining Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Debentures and such other senior subordinated Indebtedness of the

                                      A1-4

Company tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Remaining Excess Proceeds, the Trustee shall select the Debentures and such other senior subordinated Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Debentures that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures.

     The Change of Control and Asset Sale provisions described above shall be applicable whether or not any other provisions of the Indenture are applicable. The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Change of Control Offer or Asset Sale Offer. To the extent that the provisions of any such securities laws or securities regulations conflict with the provisions of Section 4.10 or 4.15 of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.10 or 4.15 by virtue thereof.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, the Company need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Debenture may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of a majority of the aggregate principal amount of the Debentures then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Debentures) or, if no Debentures are outstanding, the holders of a majority in Liquidation Preference of the Senior Exchangeable Preferred Stock then outstanding (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Senior Exchangeable Preferred Stock), and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority of the aggregate principal amount of the then outstanding Debentures voting as a single class (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Debentures) or,

                                      A1-5
if no Debentures are outstanding, the holders of a majority in Liquidation Preference of the Senior Exchangeable Preferred Stock then outstanding (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Senior Exchangeable Preferred Stock). Without the consent of any Holder of a Debenture, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures; (ii) default in payment when due of principal of or premium, if any, on the Debentures, (iii) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with Section 4.10 or 4.15 or
Article 5 of the Indenture; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with its other agreements in the Indenture or the Debentures; (v) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (b) results in the acceleration of such Indebtedness prior to its express maturity, in either case the principal amount of such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been accelerated, aggregates $20.0 million or more; (vi) certain final judgments for the payment of money aggregating in excess of $20.0 million that remain undischarged for a period of 60 consecutive days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                                      A1-6

     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

     15. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Restricted Global Debentures and Restricted Definitive Debentures. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Restricted Global Debentures and Restricted Definitive Debentures shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of December 21, 1998, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").
------------------------------

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:


          Crown Castle International Corp.
          510 Bering Drive, Suite 500
          Houston, TX  77057
          Attention:  Chief Financial Officer

                                      A1-7

                                Assignment Form

To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

--------------------------------------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
     ---------------

                                    Your Signature:
                                                   ---------------------
                                    (Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee.

                                      A1-8

                       Option of Holder to Elect Purchase

     If you want to elect to have this Debenture purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

     [ ]Section 4.10        [ ]Section 4.15

     If you want to elect to have only part of the Debenture purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________



Date:                          Your Signature:
     ---------                                ---------------------------------
                                                   (Sign exactly as your name
                                     appears on the Debenture)

                               Tax Identification No:
                                                     --------------------------
Signature Guarantee.

                                      A1-9

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL DEBENTURE

     The following exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a Definitive Debenture, or exchanges of a part of another Global Debenture or Definitive Debenture for an interest in this Global Debenture, have been made:


                                                              Principal Amount      Signature of
                   Amount of decrease   Amount of increase     of this Global        authorized
                           in              in Principal           Debenture          officer of
                    Principal Amount         Amount of         following such        Trustee or
                     of this Global        this Global          decrease (or          Debenture
Date of Exchange        Debenture            Debenture            increase)           Custodian
----------------        ---------            ---------            ---------           ---------




                                      A1-10

                                   EXHIBIT A2

               (Face of Regulation S Temporary Global Debenture)
================================================================================

                                                         CUSIP/CINS ____________

            12 3/4% Senior Subordinated Exchange Debentures due 2010

No. ____                                         Principal Amount $_____________

                        CROWN CASTLE INTERNATIONAL CORP.

promises to pay to Cede & Co., or registered assigns, the principal sum of ________________________ Dollars on December 15, 2010.

Interest Payment Dates: June 15 and December 15, commencing the first such date to occur following original issuance of the Debentures.

Record Dates: June 1 and December 1

                                    Dated:
                                          ----------------, ----

                                    CROWN CASTLE INTERNATIONAL CORP.



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                    [(SEAL)]

This is one of the Global
Debentures referred to in the
within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF TEXAS, N.A., as Trustee

By:
   -------------------------------
================================================================================

                                      A2-1

                              (Back of Debenture)

            12 3/4% Senior Subordinated Exchange Debentures due 2010

     THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

     THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE CERTIFICATE OF DESIGNATIONS PURSUANT TO WHICH THIS SECURITY IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF CROWN CASTLE INTERNATIONAL CORP. THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO CROWN CASTLE INTERNATIONAL CORP. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND

                                      A2-2

EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Crown Castle International Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this
      -------
Debenture at 12 3/4% per annum from the date of original issuance of this Debenture (or, if this Debenture is issued in a transfer of or exchange for another Debenture, from the date on which interest was payable with respect to such other Debenture) until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment
                                                            ----------------
Date"); provided that the first such interest payment date shall be the first
----
such date to occur following original issuance of this Debenture. On or prior to December 15, 2003, the Company may, at its option, pay interest in cash or in additional Debentures having an aggregate principal amount equal to the amount of such interest. After December 15, 2003, the Company shall pay interest in cash only. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of Debentures. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Until this Regulation S Temporary Global Debenture is exchanged for one or more Regulation S Permanent Global Debentures, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Debenture shall in all other respects be entitled to the same benefits as other Debentures under the Indenture.

     2. Method of Payment. The Company will pay interest on this Debenture (except defaulted interest) and Liquidated Damages to the Persons who are the registered Holders of this Debenture at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if it is canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. This Debenture will be payable as to principal, premium and Liquidated Damages, if any, and interest (in the case of the payment of interest in cash) at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (in the case of the payment of interest in cash), premium and Liquidated Damages on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that Liquidated Damages may be paid through the issuance of additional Debentures having a principal amount at the time of issuance equal to the amount

                                      A2-3
of Liquidated Damages so paid. In the case of payment of interest in additional Debentures having an aggregate principal amount equal to the amount of such interest, such additional Debentures shall be issued and registered in the name of the registered Holder of the Debenture with respect to which such interest is being paid in the manner set forth in the first sentence of this paragraph.

     3. Paying Agent and Registrar. Initially, United States Trust Company of Texas, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Debentures under an Indenture dated as of December 21, 1998 ("Indenture") between the Company and the Trustee. The
                          ---------
terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Debentures are obligations of the Company limited to $400.0 million in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Debentures as set forth in Paragraph 2 hereof.

     5.  Optional Redemption.

          (A) EXCEPT AS SET FORTH IN SUBPARAGRAPH (B) OF THIS PARAGRAPH 5, THE COMPANY SHALL NOT HAVE THE OPTION TO REDEEM THE DEBENTURES PURSUANT TO THIS
SECTION 3.07 PRIOR TO DECEMBER 15, 2003. THEREAFTER, THE COMPANY SHALL HAVE THE OPTION TO REDEEM THE DEBENTURES, IN WHOLE OR IN PART, AT THE REDEMPTION PRICES (EXPRESSED AS PERCENTAGES OF PRINCIPAL AMOUNT) SET FORTH BELOW PLUS ACCRUED AND UNPAID INTEREST AND LIQUIDATED DAMAGES THEREON, IF ANY, TO THE APPLICABLE REDEMPTION DATE (SUBJECT TO THE RIGHT OF HOLDERS OF RECORD ON THE RELEVANT RECORD DATE TO RECEIVE INTEREST AND LIQUIDATED DAMAGES DUE ON THE RELEVANT INTEREST PAYMENT DATE), IF REDEEMED DURING THE TWELVE-MONTH PERIOD BEGINNING ON DECEMBER 15 OF THE YEARS INDICATED BELOW:

          Year                                     Percentage
          ----                                     ----------

          2003......................................106.375%
          2004......................................104.781%
          2005......................................103.188%
          2006......................................101.594%
          2007 and thereafter.......................100.000%

          (B) NOTWITHSTANDING THE PROVISIONS OF SUBPARAGRAPH (A) OF THIS PARAGRAPH 5, DURING THE FIRST 36 MONTHS AFTER THE DATE OF ORIGINAL ISSUANCE OF THE DEBENTURES, THE COMPANY MAY ON ANY ONE OR MORE OCCASIONS REDEEM UP TO 35% OF THE AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES THEN OUTSTANDING AT A REDEMPTION PRICE EQUAL TO 112.750% OF THE PRINCIPAL AMOUNT THEREOF ON THE REDEMPTION DATE, PLUS ACCRUED AND UNPAID INTEREST AND LIQUIDATED DAMAGES THEREON, IF ANY, TO THE REDEMPTION DATE,

                                      A2-4

WITH THE NET CASH PROCEEDS OF ONE OR MORE PUBLIC EQUITY OFFERINGS AND/OR STRATEGIC EQUITY INVESTMENTS; PROVIDED THAT AT LEAST $130.0 MILLION AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES REMAINS OUTSTANDING IMMEDIATELY AFTER THE OCCURRENCE OF SUCH REDEMPTION (EXCLUDING DEBENTURES HELD BY THE COMPANY OR ANY OF ITS SUBSIDIARIES); AND PROVIDED, FURTHER, THAT SUCH REDEMPTION SHALL OCCUR WITHIN 60 DAYS OF THE DATE OF THE CLOSING OF SUCH PUBLIC EQUITY OFFERING AND/OR STRATEGIC EQUITY INVESTMENT.

     6.  Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Debentures.

     7.  Repurchase at Option of Holder.

     (a) Upon the occurrence of a Change of Control, each Holder of Debentures shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price
                                   -----------------------
in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date), to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change
               -------------------------
of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all holders of Senior Discount Notes and may be required to make such offer to holders of other Senior Debt of the Company then outstanding (a "Senior Asset Sale Offer") to purchase the maximum principal
                     -----------------------
amount of the Senior Discount Notes and such other Senior Debt, if applicable, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Senior Discount Notes Indenture and in the instruments governing such other Senior Debt. To the extent that the aggregate amount of Senior Discount Notes and such other Senior Debt tendered pursuant to a Senior Asset Sale Offer is less than the remaining Excess Proceeds ("Remaining Excess Proceeds") and the sum of (A) such amount of Remaining Excess
  -------------------------
Proceeds and (B) the Remaining Excess Proceeds from any subsequent Senior Asset Sale Offers exceeds $3.0 million, the Company shall commence an offer to all Holders of Debentures and all holders of other senior subordinated Indebtedness of the Company containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures and
-----------------
such other senior subordinated Indebtedness of the Company that may be purchased out of the Remaining Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date), in accordance with the procedures set forth in the Indenture and such other senior subordinated Indebtedness of the Company. To the extent that any Remaining Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture.

                                      A2-5

If the aggregate principal amount of Debentures and such other senior subordinated Indebtedness of the Company tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Remaining Excess Proceeds, the Trustee shall select the Debentures and such other senior subordinated Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Debentures that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures.

     The Change of Control and Asset Sale provisions described above shall be applicable whether or not any other provisions of the Indenture are applicable. The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Change of Control Offer or Asset Sale Offer. To the extent that the provisions of any such securities laws or securities regulations conflict with the provisions of Section 4.10 or 4.15 of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.10 or 4.15 by virtue thereof.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, the Company need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     This Regulation S Temporary Global Debenture is exchangeable in whole or in part for one or more Global Debentures only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Debenture for one or more Global Debentures, the Trustee shall cancel this Regulation S Temporary Global Debenture.

     10. Persons Deemed Owners. The registered Holder of a Debenture may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of a majority of the aggregate principal amount of the Debentures then outstanding voting as a single class (including,

                                      A2-6
without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Debentures) or, if no Debentures are outstanding, the holders of a majority in Liquidation Preference of the Senior Exchangeable Preferred Stock then outstanding (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Senior Exchangeable Preferred Stock), and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority of the aggregate principal amount of the then outstanding Debentures voting as a single class (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Debentures) or, if no Debentures are outstanding, the holders of a majority in Liquidation Preference of the Senior Exchangeable Preferred Stock then outstanding (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, Senior Exchangeable Preferred Stock). Without the consent of any Holder of a Debenture, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures; (ii) default in payment when due of principal of or premium, if any, on the Debentures, (iii) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with Section 4.10 or 4.15 or
Article 5 of the Indenture; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with its other agreements in the Indenture or the Debentures; (v) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (b) results in the acceleration of such Indebtedness prior to its express maturity, in either case the principal amount of such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been accelerated, aggregates $20.0 million or more; (vi) certain final judgments for the payment of money aggregating in excess of $20.0 million that remain undischarged for a period of 60 consecutive days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. The Company is required to deliver to the Trustee annually a statement regarding

                                      A2-7
compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

     15. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Restricted Global Debentures and Restricted Definitive Debentures. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Restricted Global Debentures and Restricted Definitive Debentures shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of December 21, 1998, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").
------------------------------

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Crown Castle International Corp.
          510 Bering Drive, Suite 500
          Houston, TX  77057
          Attention:  Chief Financial Officer

                                      A2-8

                                Assignment Form

To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to


--------------------------------------------------------------------------------
     (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Debenture on the books of the Company. The agent June substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     ----------------
                                    Your Signature:
                                                   -----------------------
(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee.

                                      A2-9

                       Option of Holder to Elect Purchase

     If you want to elect to have this Debenture purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

     [ ]Section 4.10       [ ]Section 4.15

     If you want to elect to have only part of the Debenture purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________



Date:                               Your Signature:
       ------------                                ----------------------
(Sign exactly as your name appears on the Debenture)

                                    Tax Identification No.:
                                                           --------------

Signature Guarantee.

                                     A2-10

        SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL DEBENTURE

     The following exchanges of a part of this Regulation S Temporary Global Debenture for an interest in another Global Debenture, or of other Restricted Global Debentures for an interest in this Regulation S Temporary Global Debenture, have been made:

                                                                   Principal Amount
                          Amount of                                     of this
                         decrease in        Amount of increase     Global Debenture        Signature of
                       Principal Amount    in Principal Amount      following such      authorized officer
                        of this Global        of this Global         decrease (or          of Trustee or
 Date of Exchange         Debenture             Debenture              increase)        Debenture Custodian
 ----------------         ---------             ---------              ---------        -------------------


                                     A2-11

                                   EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

Crown Castle International Corp.
510 Bering Drive, Suite 500
Houston, TX  77057

United States Trust Company of Texas, N.A.
114 West 47th Street, 25th Floor
New York, NY  10036

          Re:     12 3/4% Senior Subordinated Exchange Debentures due 2010
                  --------------------------------------------------------

     Reference is hereby made to the Indenture, dated as of December 21, 1998 (the "Indenture"), between Crown Castle International Corp., as issuer (the
      ---------
"Company"), and United States Trust Company of Texas, N.A., as trustee.
--------
Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ______________, (the "Transferor") owns and proposes to transfer the
                           ----------
Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $___________ in such Debenture[s] or interests (the

"Transfer"), to  __________ (the "Transferee"), as further specified in Annex A
---------                         ----------
hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] Check if Transferee will take delivery of a beneficial interest in the
       ----------------------------------------------------------------------
144A Global Debenture or a Definitive Debenture Pursuant to Rule 144A.  The
---------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"),
                                                           ---------- ---
and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Debenture is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Debenture for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Debenture and/or the Definitive Debenture and in the Indenture and the Securities Act.

2. [ ] Check if Transferee will take delivery of a beneficial interest in the
       ----------------------------------------------------------------------
Temporary Regulation S Global Debenture, the Regulation S Global Debenture or a
-------------------------------------------------------------------------------
Definitive Debenture pursuant to Regulation S.  The Transfer is being effected
---------------------------------------------
pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Debenture, the Temporary Regulation S Global Debenture and/or the Definitive Debenture and in the Indenture and the Securities Act.

3. [ ] Check and complete if Transferee will take delivery of a beneficial
       -------------------------------------------------------------------
interest in a 144A Global Debenture or a Definitive Debenture pursuant to any
-----------------------------------------------------------------------------
provision of the Securities Act other than Rule 144A or Regulation S.  The
--------------------------------------------------------------------
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Debentures and Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

     (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

     (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Debenture or of an Unrestricted Definitive Debenture.

     (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.

     (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.

     (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures or Restricted Definitive Debentures and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                              -------------------------------------------------
                              [Insert Name of Transferor]

                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:
Dated:           ,
      ----------- -----------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

          (a)     [ ]  a beneficial interest in the:

                  (i)  [ ]   144A Global Debenture (CUSIP _________), or

                  (ii) [ ]   Regulation S Global Debenture (CUSIP _________), or

          (b)     [ ]  a Restricted Definitive Debenture.

          2.  After the Transfer the Transferee will hold:

                                  [CHECK ONE]

                  (a)  [ ]   a beneficial interest in the:

                  (i)  [ ]   144A Global Debenture (CUSIP ________), or

                 (ii)  [ ]   Regulation S Global Debenture (CUSIP ________), or

                (iii)  [ ]   Unrestricted Global Debenture (CUSIP ________); or

                  (b)  [ ]   a Restricted Definitive Debenture; or

                  (c)  [ ]   an Unrestricted Definitive Debenture,

       in accordance with the terms of the Indenture.

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE


Crown Castle International Corp.
510 Bering Drive, Suite 500
Houston, TX  77057

United States Trust Company of Texas, N.A.
114 West 47th Street, 25th Floor
New York, NY  10036

              Re:  12 3/4% Senior Subordinated Exchange Debentures due 2010
              -------------------------------------------------------------

                             (CUSIP______________)


     Reference is hereby made to the Indenture, dated as of December 21, 1998 (the "Indenture"), between Crown Castle International Corp., as issuer (the
      ---------
"Company"), and United States Trust Company of Texas, N.A., as trustee.
--------
Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ____________, (the "Owner") owns and proposes to exchange the Debenture[s]
                         -----
or interest in such Debenture[s] specified herein, in the principal amount of $____________ in such Debenture[s] or interests (the "Exchange"). In connection
                                                      --------
with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Debentures or Beneficial Interests in a Restricted Global Debenture for Unrestricted Definitive Debentures or Beneficial Interests in an Unrestricted Global Debenture

     (a) [ ] Check if Exchange is from beneficial interest in a Restricted
             -------------------------------------------------------------
Global Debenture to beneficial interest in an Unrestricted Global Debenture. In
---------------------------------------------------------------------------
connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a beneficial interest in an Unrestricted Global Debenture in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii)
                                                       --------------
the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [ ] Check if Exchange is from beneficial interest in a Restricted
             -------------------------------------------------------------
Global Debenture to Unrestricted Definitive Debenture. In connection with the
-----------------------------------------------------
Exchange of the Owner's beneficial interest in a Restricted Global Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [ ] Check if Exchange is from Restricted Definitive Debenture to
             ------------------------------------------------------------
beneficial interest in an Unrestricted Global Debenture. In connection with the
-------------------------------------------------------
Owner's Exchange of a Restricted Definitive Debenture for a beneficial interest in an Unrestricted Global Debenture, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [ ] Check if Exchange is from Restricted Definitive Debenture to
         ----------------------------------------------------------------
Unrestricted Definitive Debenture.  In connection with the Owner's Exchange of a
---------------------------------
Restricted Definitive Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Unrestricted Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures for Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures

     (a) [ ] Check if Exchange is from beneficial interest in a Restricted
             -------------------------------------------------------------
Global Debenture to Restricted Definitive Debenture. In connection with the
---------------------------------------------------
Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a Restricted Definitive Debenture with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Debenture is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Debenture issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Debenture and in the Indenture and the Securities Act.

     (b) [ ] Check if Exchange is from Restricted Definitive Debenture to
             ------------------------------------------------------------
beneficial interest in a Restricted Global Debenture. In connection with the
----------------------------------------------------
Exchange of the Owner's Restricted Definitive Debenture for a beneficial interest in the [CHECK ONE] 144A Global Debenture, Regulation S Global Debenture, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Debenture and in the Indenture and the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                 -----------------------------------------------
                                                  [Insert Name of Owner]

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

Dated:                 ,
       ----------------  ----

                                      C-4